Exhibit 2.7

Final Terms dated 15 February 2007

REPSOL INTERNATIONAL FINANCE B.V.

Issue of €750,000,000 Floating Rate Guaranteed Notes due 2012

Guaranteed by Repsol YPF, S.A.

under the Euro 10,000,000,000 Euro Medium Term Note Programme

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Base Prospectus dated 2 February 2007 which constitutes a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the Prospectus Directive). This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with such Base Prospectus. Full information on the Issuer, the Guarantor and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Base Prospectus.

1.	(i) Issuer:	Repsol International Finance B.V.

	(ii) Guarantor:	Repsol YPF, S.A.

2.	Series Number:	6

3.	Specified Currency or Currencies:	Euro (“€”)

4.	Aggregate Nominal Amount:	€750,000,000

5.	Issue Price:	99.9088 per cent of the Aggregate Nominal Amount

6.	(i) Specified Denomination:	€50,000 and integral multiples of €1,000 in excess thereof up to and including €99,000. No definitive notes will be issued with a denomination above €99,000.

	(ii) Calculation Amount:	€1,000

7.	(i) Issue Date:	16 February 2007

	(ii) Interest Commencement Date:	Issue Date

8.	Maturity Date:	The Specified Interest Payment Date falling on or nearest to 16 February 2012

9.	Interest Basis:	Floating Rate - Three month EURIBOR plus 0.25 per cent per annum (further particulars specified below)

10.	Redemption/Payment Basis:	Redemption at par

11.	Change of Interest or Redemption/Payment Basis:	Not Applicable

12.	Put/Call Options:	Not Applicable

13.	(i) Status of the Notes:	Unsubordinated and unsecured

	(ii) Status of the Guarantee:	Unsubordinated and unsecured

	(iii) Date Board approval for issuance of Notes and Guarantee obtained:	9 February 2007 and 30 November 2005, respectively

14.	Method of distribution:	Syndicated

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

15.	Fixed Rate Note Provisions	Not Applicable

16.	Floating Rate Note Provisions	Applicable

	(i) Interest Period(s):	The period beginning on and including each Specified Interest Payment Date and ending on but excluding the immediately following Specified Interest Payment Date

	(ii) Specified Interest Payment Dates:	16 February, 16 May, 16 August and 16 November in each year commencing 16 May 2007 up to and including the Maturity Date, subject to adjustment in accordance with the Business Day Convention specified below

	(iii) Business Day Convention:	Modified Following Business Day Convention

	(iv) Business Centre(s):	Not Applicable

	(v) Manner in which the Rate(s) of Interest is/are to be determined:	Screen Rate Determination

	(vi) Party responsible for calculating the Rate(s) of Interest and Interest Amount(s) (if not the Calculation Agent):	Not Applicable

(vii) Screen Rate Determination:

	• Reference Rate:	Three month EURIBOR

	• Interest Determination Date(s):	Two TARGET Business Days prior to the first day of each Interest Accrual Period

	• Relevant Screen Page:	Reuters page EURIBORO1

	(viii) ISDA Determination:	Not Applicable

	(ix) Margin(s):	+0.25 per cent per annum

	(x) Minimum Rate of Interest:	Not Applicable

	(xi) Maximum Rate of Interest:	Not Applicable

	(xii) Day Count Fraction:	Actual/360

(xiii)    Fall back provisions, rounding provisions, denominator and any other terms relating to the method of calculating interest on Floating Rate Notes, if different from those set out in the Conditions:

Not Applicable

17.	Zero Coupon Note Provisions	Not Applicable

18.	Index-Linked Interest Note/other variable-linked Interest Note Provisions	Not Applicable

19.	Dual Currency Note Provisions	Not Applicable

PROVISIONS RELATING TO REDEMPTION

20.	Call Option	Not Applicable

21.	Put Option	Not Applicable

22.	Final Redemption Amount of each Note

€50,000 per Note of €50,000 denomination

For the avoidance of doubt, in the case of a holding of Notes in an integral multiple of €1,000 in excess of €50,000 as envisaged in paragraph 6 of Part A, such holding will be redeemed at its nominal amount.

	In cases where the Final Redemption Amount is Index-Linked or other variable-linked:	Not Applicable

23.	Early Redemption Amount

	Early Redemption Amount(s) of each Note payable on redemption for taxation reasons or on event of default or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):	As set out in the Conditions

GENERAL PROVISIONS APPLICABLE TO THE NOTES

24.	Form of Notes:	Bearer Notes

	(i) New Global Note:	No

	(ii) Form:	Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the Permanent Global Note

25.	Financial Centre(s) or other special provisions relating to Payment Dates:	Not Applicable

26.	Talons for future Coupons or Receipts to be attached to Definitive Notes (and dates on which such Talons mature):	No

27.	Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the issuer to forfeit the Notes and interest due on late payment:	Not Applicable

28.	Details relating to Instalment Notes:

	(i) Instalment Amount(s):	Not Applicable

	(ii) Instalment Date(s):	Not Applicable

29.	Redenomination, renominalisation and reconventioning provisions:	Not Applicable

30.	Consolidation provisions:	Not Applicable

31.	Other final terms:	Not Applicable

32.	(i) If syndicated, names of Managers:	Banco Bilbao Vizcaya Argentaria, S.A. Banco Santander Central Hispano, S.A. Barclays Bank PLC Caja de Ahorros y Monte de Piedad de Madrid Société Générale

(ii) Stabilising Manager(s) (if any), together with the address of each such stabilising manager:

Banco Bilbao Vizcaya Argentaria S.A.

Via los Poblados, 4th Floor, 28033 Madrid, Spain

Barclays Bank PLC

5 The North Colonnade, Canary Wharf, London,

E14 4BB

Société Générale

17, Cours Valmy, 92987 Paris La Défense

33.	If non-syndicated, name of relevant Dealer:	Not Applicable

34.	Whether TEFRA D or TEFRA C rules applicable or TEFRA rules not applicable:	TEFRA D

35.	Additional selling restrictions:	Not Applicable

LISTING AND ADMISSION TO TRADING APPLICATION

These Final Terms comprise the final terms required to list and have admitted to trading the issue of Notes described herein pursuant to the €10,000,000,000 Euro Medium Term Note Programme of Repsol International Finance B.V.

RESPONSIBILITY

Each of the Issuer and the Guarantor accepts responsibility for the information contained in these Final Terms.

Signed on behalf of the Issuer:

By:	/s/ Luis Jose Pieltain Alvarez Arenas
Duly authorised

By:	/s/ Francisco Javier Sanz Cedrón
Duly authorised

Signed on behalf of the Guarantor:

By:	/s/ Fernando Ramírez Mazarredo
Duly authorised

PART B – OTHER INFORMATION

1.	LISTING AND ADMISSION TO TRADING

	(i) Listing:	Luxembourg

	(ii) Admission to trading:	Application has been made for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s regulated market with effect from 16 February 2007.

	(iii) Estimate of total expenses related to admission to trading:	€3,500

2.	RATINGS

	Ratings:	The Notes to be issued have been rated:

		S&P:	BBB
		Moody’s:	Baa1
		Fitch:	BBB+

3.	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save as discussed in “Subscription and Sale,” so far as the issuer is aware, no person involved in the issue of the Notes has an interest material to the issue.

4.	OPERATIONAL INFORMATION

	(i) ISIN Code:		XS0287416423

	(ii) Common Code:		028741642

	(iii) Any clearing system(s) other than Eurociear and Clearstream, Luxembourg (together with the address of each such clearing system) and the relevant identification number(s):		Not Applicable

	(iv) Delivery:		Delivery against payment

	(v) Names and addresses of additional Paying Agent(s) (if any):		Not Applicable

	(vi) Intended to be held in a manner which would allow Eurosystem eligibility:		No

Final Terms dated 15 February 2007

REPSOL INTERNATIONAL FINANCE B.V.

Issue of €500,000,000 4.75 per cent Guaranteed Notes due 2017

Guaranteed by Repsol YPF, S.A.

under the Euro 10,000,000,000 Euro Medium Term Note Programme

PART A – CONTRACTUAL TERMS

Terms used herein Shall be deemed to be defined as such for the purposes of the Conditions set forth in the Base Prospectus dated 2 February 2007 which constitutes a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the Prospectus Directive). This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with such Base Prospectus. Full information on the issuer, the Guarantor and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Base Prospectus.

1.	(i) Issuer:	Repsol International Finance B.V.

	(ii) Guarantor:	Repsol YPF, S.A.

2.	Series Number:	7

3.	Specified Currency or Currencies:	Euro (“€”)

4.	Aggregate Nominal Amount:	€500,000,000

5.	Issue Price:	99.602 per cent of the Aggregate Nominal Amount

6.	(i) Specified Denomination:	€50,000 and integral multiples of €1,000 in excess thereof up to and including €99,000. No definitive notes will be issued with a denomination above €99,000.

	(ii) Calculation Amount:	€1,000

7.	(i) Issue Date:	16 February 2007

	(ii) Interest Commencement Date:	Issue Date

8.	Maturity Date:	16 February 2017

9.	Interest Basis:	4.75 per cent Fixed Rate (further particulars specified below)

10.	Redemption/Payment Basis:	Redemption at par

11.	Change of Interest or Redemption/Payment Basis:	Not Applicable

12.	Put/Call Options:	Not Applicable

13.	(i) States of the Notes:	Unsubordinated and unsecured

	(ii) Status of the Guarantee:	Unsubordinated and unsecured

	(iii) Date Board approval for issuance of Notes and Guarantee obtained:	9 February 2007 and 30 November 2005, respectively

14.	Method of distribution:	Syndicated

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

15.	Fixed Rate Note Provisions	Applicable

	(i) Rate of Interest:	4.75 per cent, per annum payable annually in arrear

	(ii) Interest Payment Date(s):	16 February in each year

	(iii) Fixed Coupon Amount:	€47.50 per €1,000 in Calculation Amount

	(iv) Broken Amount(s):	Not Applicable

	(v) Day Count Fraction:	Actual/Actual-ICMA

	(vi) Determination Dates:	Not Applicable

	(vii) Other terms relating to the method of calculating interest for Fixed Rate Notes:	Not Applicable

16.	Floating Rate Note Provisions	Not Applicable

17.	Zero Coupon Note Provisions	Not Applicable

18.	Index-United Interest Note/other variable-linked interest Note Provisions	Not Applicable

19.	Dual Currency Note Provisions	Not Applicable

PROVISIONS RELATING TO REDEMPTION

20.	Call Option	Not Applicable

21.	Put Option	Not Applicable

22.	Final Redemption Amount of each Note

€50,000 per Note of €50,000 denomination

For the avoidance of doubt, in the case of a holding of Notes in an integral multiple of €1,000 in excess of €50,000 as envisaged in paragraph 6 of Part A, such holding will be redeemed at its nominal amount.

	In cases where the Final Redemption Amount is Index-Linked or other variable-linked:	Not Applicable

23.	Early Redemption Amount

	Early Redemption Amount(s) of each Note payable on redemption for taxation reasons or on event of default or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):	As set out in the Conditions

GENERAL PROVISIONS APPLICABLE TO THE NOTES

24.	Form of Notes:	Bearer Notes

	(i) New Global Note:	No

	(ii) Form:	Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the Permanent Global Note

25.	Financial Centre(s) or other special provisions relating to Payment Dates:	Not Applicable

26.	Talons for future Coupons or Receipts to be attached to Definitive Notes (and dates on which such Talons mature):	No

27.	Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:	Not Applicable

28.	Details relating to Instalment Notes:

	(i) Instalment Amount(s):	Not Applicable

	(ii) Instalment Date(s):	Not Applicable

29.	Redenomination, renominalisation and reconventioning provisions:	Not Applicable

30.	Consolidation provisions:	Not Applicable

31.	Other final terms:	Not Applicable

32.	(i) If syndicated, names of Managers:	Banco Bilbao Vizcaya Argentaria, S.A. Banco Santander Central Hispano, S.A. Barclays Bank PLC Caja deAhorros y Monte de Piedad de Madrid Société Générale

	(ii) Stabilising Manager(s) (if any), together with the address of each such stabilising manager:	Banco Bilbao Vizcaya Argentaria, S.A. Via los Poblados. 4th Floor, 28033 Madrid, Spain

Barclays Bank PLC 5 The North Colonnade, Canary Wharf, London, E14 4BB Société Générale 17, Cours Valmy, 92987 Paris La Défense

33.	If non-syndicated, name of relevant Dealer:	Not Applicable

34.	Whether TEFRA D or TEFRA C rules applicable or TEFRA rules not applicable:	TEFRA D

35.	Additional selling restrictions:	Not Applicable

LISTING AND ADMISSION TO TRADING APPLICATION

These Final Terms comprise the final terms required to list and have admitted to trading the issue of Notes described herein pursuant to the €10,000,000,000 Euro Medium Term Note Programme of Repsol International Finance B.V.

RESPONSIBILITY

Each of the Issuer and the Guarantor accepts responsibility for the information contained in these Final Terms.

Signed on behalf of the Issuer:

By:	/s/ Luis Jose Pieltain Alvarez Arenas
Duly authorised

By:	/s/ Francisco Javier Sanz Cedrón
Duly authorised

Signed on behalf of the Guarantor:

By:	/s/ Fernando Ramírez Mazarredo
Duly authorised

PART B – OTHER INFORMATION

1.	LISTING AND ADMISSION TO TRADING

	(i) Listing:	Luxembourg

	(ii) Admission to trading:	Application has been made for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s regulated market with effect from 16 February 2007.

	(iii) Estimate of total expenses related to admission to trading:	€8,000

2.	RATINGS

	Ratings:	The Notes to be issued have been rated:

		S & P: Moody’s: Fitch:	BBB Baa1 BBB+

3.	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save as discussed in “Subscription and Sale,” so far as the Issuer is aware, no person involved in the issue of the Notes has an Interest material to the issue.

4.	YIELD

	Indication of yield:	4.801 per cent As set out above, the yield is calculated at the Issue Date on the basis of the Issue Price. It is not an Indication of future yield.

5.	OPERATIONAL INFORMATION

	(i) ISIN Code:	XS0287409212

	(ii) Common Code:	028740921

	(iii) Any clearing system(s) other than Euroclear and Clearstream, Luxembourg (together with the address of each such clearing system) and the relevant identification number(s):	Not Applicable

	(iv) Delivery:	Delivery against payment

	(v) Names and addresses of additional Paying Agent(s) (if any):	Not Applicable

	(vi) Intended to be held in a manner which would allow Eurosystem eligibility:	No